Exhibit 10.18

November 15, 2020

Robert P. Walker

Re:	Amendment of Executive Severance Agreement

Dear Robert:

This letter confirms the amendment, as set forth below, of your Executive Severance Agreement, dated April 1, 2013, with Apria Healthcare Group Inc. (the “Agreement”). This letter supersedes that certain letter agreement between you and Apria Healthcare LLC, dated June 27, 2018, in its entirety.

In the event that you become entitled to severance pay pursuant to Section 4 of the Agreement, each payment in a series of payments under the Agreement shall be deemed to be a separate payment for purposes of Section 409A of the Code of 1986, as amended.

Except as expressly provided in the preceding paragraph, your Agreement continues in effect in accordance with its terms. This letter agreement shall be construed and interpreted consistent with Section 11(a) of the Agreement.

If you have any questions regarding this letter, please contact Celina Scally at [redacted].

APRIA HEALTHCARE GROUP INC.

By:	/s/ Raoul Smyth
Name:	Raoul Smyth
Title:	Executive Vice President, General Counsel

Acknowledged and agreed:

/s/ Robert P. Walker
Robert P. Walker